Exhibit 10.4

ADVISORY SERVICES AGREEMENT

This ADVISORY SERVICES AGREEMENT (“Agreement”) is made, entered into as of the 16th day of July, 2012 (the “Effective Date”), by and between TRIG Acquisition 1, Inc. (the “Company”), and TRIG Capital Group, LLC. (“TCG”).

W I T N E S S E T H:

WHEREAS, the Company desires to retain TCG to provide certain advisory services, and TCG is willing to be so engaged; and

WHEREAS, it is understood by the parties that the Company intends to conduct an alternative public offering, whereby the Company will acquire by share exchange all of the issued and outstanding capital stock and business of Grilled Cheese, Inc., whereby, Gilled Cheese, Inc. will become a wholly owned subsidiary of the Company (the “Merger”); and

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1.          Retention.  As of the date hereof, the Company hereby retains TCG, and TCG hereby agrees to be retained by the Company, to provide certain services to the Company.  Specifically, TCG shall provide foreign and domestic marketing services, management advice and support regarding operations, administrative services, assist with recruiting key personnel and business development as required by the Company, setting up franchise operations, assistance in the sale of franchises, assist management with day to day operations and public company compliance, and provide corporate and strategic advice.  The Company acknowledges that TCG shall have the right to engage third parties reasonably acceptable to the Company to assist it in its efforts to satisfy its obligations hereunder.  TCG agrees that the Company shall not be liable for any amounts owed to a third party engaged by TCG pursuant to the previous sentence.  TCG agrees to perform its services in accordance with all laws, rules and regulations which may be applicable to its services.

2.          Authorization.  Subject to the terms and conditions of this Agreement, the Company hereby appoints TCG to act on a best efforts basis as to the matters and projects it is instructed to undertake.  TCG hereby accepts such appointment, with it being expressly acknowledged that TCG is acting in the capacity of independent contractor and not as agent of the Company.

3.          Fees.  In consideration for performing the agreed upon services, TCG shall receive the following:

(i)          A warrant to purchase 1,800,000 shares of common stock of the Company, as of the closing date of the Merger, a copy of such warrant is attached hereto as Exhibit A; and

(ii)         A cash bonus of 10% of the purchase price of any franchises that TCG may sell on behalf of the Company and/or Grilled Cheese, Inc. for a period of 5 years.

4.          Term.  The term of this Agreement shall begin on the Effective Date and continue until such Agreement is terminated by the parties.  The Company may terminate this Agreement for cause upon thirty (30) days written notice.  For purposes of this Agreement, the Company shall have cause to terminate this Agreement if TCG materially breaches any of TCG's representations, warranties, covenants, obligations or duties under this Agreement and such breach is not cured by TCG within thirty (30) days after written notice from the Company.

5.          Confidentiality.  TCG agrees to keep the Company’s and its affiliates’ confidential information and data in confidence and TCG further agrees that it will not disclose to third parties any of such information or data or use any such information or data in any way either during the term of this Agreement or at any time thereafter, except in the performance of its obligations hereunder. TCG shall use the same degree of care in the protection of the Company’s and its affiliates’ confidential information and data as TCG uses with respect to its own confidential information and data, but not less than a reasonable level of care.  TCG agrees that, in the event this Section 5 is breached by TCG, said breach will give rise to irreparable damage to the Company or its affiliates inadequately compensable in damages.  In such event, the Company will be entitled to seek injunctive relief in any court of competent jurisdiction, in addition to any and all other legal or equitable rights and remedies existing in its favor, and TCG agrees that it will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of bond therefor.

6.          Indemnification.

(a)         The Company shall indemnify TCG against all claims, losses, damages and liabilities (collectively, “Claims”), arising out of or relating to the engagement of TCG pursuant to this Agreement (subject to Section 6(c) below), including  legal and other expenses reasonably incurred in connection with defending any Claims,  provided that the Company shall not be liable in any such case where the Claim arises out of or is related to any breach of TCG’s covenants and agreements contained in this Agreement or TCG’s gross negligence or willful misconduct.

(b)         TCG shall indemnify the Company against all Claims (subject to Section 6(c) below), arising out of or based on TCG’s breach of it covenants and agreements contained in this Agreement or TCG’s gross negligence or willful misconduct in connection with this Agreement, and shall reimburse the Company for legal and other expenses reasonably incurred in connection with defending any such Claim as incurred.

(c)          Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense with its own counsel at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent shall not be unreasonably withheld or delayed).

7.          Independent Contractor. Both the Company and TCG agree that TCG will act as an independent contractor in the performance of its duties under this Agreement.  Accordingly, among other matters relating to such relationship between the parties, TCG shall: (i) have no power, right or authority to bind or act on behalf of the Company in any manner and (ii) be responsible for payment of all taxes, fees, licenses and or registrations including international or national federal, state and local taxes social security fees and any other governmental payments or fees that might be required, whether federal, state or local arising directly or indirectly out of TCG’s activities in accordance with this Agreement.

8.          Governing Law.  This Agreement shall be governed by and construed in all respects in accordance with the laws of New York without giving effect to the principles of conflicts of law. The parties hereto hereby submit to the exclusive jurisdiction of the courts situated in New York, New York, in relation to any matters arising under this Agreement.

9.          Miscellaneous.  This Agreement supersedes any previous oral or written agreement between the parties in relation to the matters dealt with herein and represents the entire understanding between the parties in relation thereto.  This Agreement shall not be amended, modified or supplemented unless such amendment, modification or supplement shall be expressly agreed to in writing by a duly authorized representative of each party.  No failure by either party to assert any right of such party hereunder, no matter how long such failure may continue after a default by the other party, shall constitute a waiver of such right.  If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement and of such provision, except to such extent or in such application, shall not be affected thereby, and each and every provision of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.  The rights of any party shall not be prejudiced or restricted by any indulgence or forbearance extended to the other party and no waiver by any party with respect to any breach shall operate as a waiver in respect of any subsequent breach.  None of the parties shall assign or transfer or purport to assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party.  This Agreement shall inure for the benefit of and be binding on the respective successors in title or permitted assign of each party.

10.         Captions.  The Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any Section hereof.

11.         Counterparts and Execution.  This Agreement may be executed in multiple counterparts and by facsimile transmission, each of which shall be deemed an original Agreement and all of which shall constitute one and the same Agreement between each of the parties hereto on the dates respectively indicated in the signatures of the parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart. Copies of this Agreement or signature pages bearing original signatures, and executed copies of this Agreement or signature pages delivered by telefax, facsimile, or e-mail transmission of an image file format document shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.

12.          Notices.  All notices and other communications that are required to be or may be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the relevant party hereto at the following addresses or sent by facsimile to the following numbers:

Company:              Trig Acquisition 1, Inc.
641 Lexington Avenue, Suite 1526
New York, New York 10022
Attention: A.J. Cervantes

with a copy to:

Ellenoff Grossman & Schole, LLP
150 E. 42nd Street
New York, NY 10017
Attention:  Barry I. Grossman, Esq.
Fax: (212) 370-7889

TCG:                       Trig Capital Group, LLC
641 Lexington Avenue, Suite 1526
New York, New York 10022
Attention: A.J. Cervantes

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TRIG ACQUISITION 1, INC.

Name:
Title:

TRIG CAPITAL GROUP, LLC

Name:
Title: Member